APPENDIX A

                           THE BOMBAY COMPANY, INC.

                 2005 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



                                 INTRODUCTION

      The Bombay Company, Inc. 2005 Non-Employee Director Stock Option Plan (the "Plan") is hereby adopted effective as of May 2, 2005 to replace The Bombay Company, Inc. Amended and Restated 2001 Non-Employee Directors' Equity Plan (the "2001 Plan"), which was terminated by the Board of Directors on May 2, 2005.

1.    PURPOSE

      The purpose of the Plan is to provide a means by which each member of the Board of Directors of the Company (the "Board of Directors" or the "Board") who is not an employee of the Company or of any Affiliate (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). The Plan will be utilized to assist the Company in its efforts to retain the services of persons now serving as Non-Employee Directors, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.    ADMINISTRATION

      (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in paragraph 2(c).

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To construe and interpret the Plan and options granted under it ("Options"), and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

            (ii) To amend, suspend or terminate the Plan as provided in paragraph 10; and

            (iii) To exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

      (c) The Board may delegate administration of the Plan to a committee (the "Committee") composed solely of two (2) or more members of the Board who are "non-employee directors" under rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be hereafter amended. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.    SHARES SUBJECT TO THE PLAN

      (a) Subject to the provisions of paragraph 11 relating to adjustments upon changes in the Common Stock, the shares that may be awarded pursuant to Options shall not exceed in the aggregate Three Hundred Thousand (300,000) shares of Common Stock. If any Option shall for any reason expire or otherwise terminate without having been exercised in full, the shares not purchased under the Option shall again become available for issuance pursuant to the Plan.

      (b) All shares delivered pursuant to the Plan will be authorized but unissued shares of Common Stock or treasury shares, or a combination of the foregoing.

4.    ELIGIBILITY

      Only Non-Employee Directors may participate in the Plan.

5.    OPTION GRANTS

      At any time and from time to time, the Board of Directors may grant to a Non-Employee Director an Option to purchase shares of Common Stock under the Plan subject to such restrictions (including forfeiture restrictions), terms and conditions as shall be determined by the Board of Directors in its discretion at the time of the granting of such Option; provided, however, that the exercise price per share of Common Stock made subject to an Option shall not be less than the Fair Market Value of such share on the date of the granting of such Option, and the period within which an Option may be exercised shall not exceed ten years from the date such Option is granted. Each Option will be exercisable from time to time as specified in the award agreement over the period of time commencing not less than six (6) months after the date of the grant of such Option and ending upon the expiration of ten (10) years after the date of such grant, subject to earlier termination as set forth in the Plan. Each Option granted under the Plan shall be evidenced by a written agreement entered into by the Company and the Non-Employee Director to whom the Option is granted, which agreement shall be in such form as the Board of Directors may prescribe, and shall include, incorporate or conform to the terms and conditions of the Plan, and such other terms and conditions not inconsistent therewith or with the provisions of the Plan, as the Board of Directors may deem to be appropriate. The Options granted under the Plan shall not be incentive stock options as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended.

   6. OPTION PROVISIONS

      Each Option shall contain the following terms and conditions:

      (a) The purchase price of stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised; (ii) by delivery to the Company of shares of Common Stock of the Company that have been held by the Non-Employee Director for at least six (6) months, valued at the Fair Market Value of such shares on the date of exercise; or (iii) by a combination of such methods of payment.

      (b) The Options granted under the Plan are transferable only by will or the laws of descent and distribution or to a permitted transferee (as defined below). An Option may be transferred to a permitted transferee if the original optionee notifies the Company of the transfer and provides certain information with respect to the permitted transferee, and the Board of Directors approves the form of the transfer documents effectuating the transfer. The term "permitted transferee" means, with respect to an original optionee, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the original optionee, including adoptive relationships, (ii) any person sharing the original optionee's household (other than a tenant or an employee), (iii) a trust in which the persons described in clauses (i) and (ii) above have substantially all of the beneficial interest, (iv) a foundation in which the original optionee and/or persons described in clauses (i) and (ii) above control the management of assets, and (v) any other entity in which the original optionee and/or persons described in clauses (i) and (ii) above own substantially all of the voting interests.

      (c) The Company may require any optionee, or any person to whom an Option is transferred under paragraph 6(b), as a condition of exercising any such Option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters, and
(2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

      (d) Notwithstanding anything to the contrary contained herein, an Option may not be exercised unless the issuance of shares upon exercise of the Option has been registered under the Securities Act or, if such issuance has not been so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.

      (e) Neither an optionee nor any person to whom an Option is transferred under paragraph 6(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

      (f) Nothing in the Plan or in any instrument executed pursuant hereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, the Board, its shareholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

      (g) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any shares of Common Stock reserved for the purposes of the Plan except as to such shares of Common Stock, if any, as shall have been reserved for such Non-Employee Director pursuant to an Option granted to him or her.

      (h) In connection with each Option, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director that such Non-Employee Director acknowledge full responsibility for any federal or other tax with respect to such issuance or transfer.

      (i) If a Non-Employee Director shall terminate performance of services for the Company because of death or disability, all Options outstanding as to such Non-Employee Director shall be fully exercisable, at any time, or from time to time, within the longer of (i) one (1) year after the date of death or termination of performance of services because of disability or (ii) the exercise period as set forth in paragraph 6(j); provided that in no event shall such Options be exercisable later than ten years after the date of grant. In the case of death, exercise may be made by the person or persons to whom the Non-Employee Director's rights under the Option pass by will or applicable law, or if no such person has such rights, by the Non-Employee Director's executors or administrators; provided that such person(s) consent in writing to abide by and be subject to the terms of the Plan and the Option.

      (j)   If  a  Non-Employee  Director's  performance  of  services for  the
Company shall terminate for any reason other than death or disability, all Options outstanding as to such Non-Employee Director shall at the time of such termination, to the extent not otherwise exercisable, become immediately exercisable for the purchase of the full number of shares subject to such Options; provided that the Non-Employee Director has at the time of such termination completed at least five (5) years of service on the Board. A departing Non-Employee Director shall have twelve (12) months to exercise vested Options for each full three (3) year term and any partial term served on the Board, to a maximum exercise period of thirty-six (36) months; provided that in no event shall such Options be exercisable later than ten years after the date of grant.

7.    COVENANTS OF THE COMPANY

      During the terms of the Options, the Company shall keep available at all times the number of shares of its Common Stock required to satisfy its obligations under such Options.

8.    USE OF PROCEEDS FROM THE EXERCISE OF OPTIONS

      Proceeds from the exercise of Options shall constitute general funds of the Company.

9.    ADJUSTMENTS UPON CHANGES IN STOCK

      If any change is made in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, the Plan (including the total number of shares and kind of shares issuable under the Plan and the number of shares issuable pursuant to grants of Options) and all outstanding Options (including the exercise prices thereof) will be appropriately adjusted by the Board to account for the change. The Options granted under the Plan shall not affect in any way the right or power of the Company to issue additional Common Stock or other securities, make adjustments, reclassifications, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.

10.   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

      The Board of Directors may at any time and from time to time amend, modify or suspend the Plan, provided that no such amendment, modification or suspension shall (i) adversely affect an Option theretofore granted to a Non-Employee Director, or deprive a Non-Employee Director of any shares of Common Stock such Non-Employee Director has acquired or may acquire under such an Option, without his or her consent, or (ii) be made without the approval of the shareholders of the Company if such amendment, modification or suspension would
(a) expand the types of grants that may be made under the Plan, (b) increase the total number of shares of Common Stock that may be granted under the Plan or decrease the exercise price of Options granted or to be granted under the Plan (other than in accordance with the Plan's anti-dilution provisions), (c) materially expand the class of persons eligible to be granted Options under the Plan, (d) materially increase the benefits accruing to Non-Employee Directors under the Plan (e) extend the exercise period applicable to an Option granted thereunder, or (f) constitute a material revision of the Plan requiring shareholder approval pursuant to Section 303A.08 of the New York Stock Exchange Listed Company Manual or applicable law except to the extent that such amendment, suspension or termination of the Plan is determined by the Board, in its sole discretion, to be necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

11.   CHANGES OF CONTROL:  ACCELERATION OF RIGHT TO EXERCISE

      (a) Notwithstanding anything in the Plan or in an agreement evidencing any Option to the contrary, in the event a Change of Control (as defined below) occurs, then each Option shall become immediately exercisable, on the date of the occurrence of such Change of Control, for the purchase of the full number of shares subject to such Option for a period not to exceed the shorter of thirty-six (36) months or the remaining life of the Option; provided that immediately after the consummation of a Change of Control as defined under paragraph 11(b)(iii), all Options shall, to the extent not previously exercised, terminate and cease to be outstanding except to the extent assumed by the successor corporation (or an affiliate thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change of Control.

      (b) "Change of Control" shall mean the occurrence of any of the following events:

            (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided that any acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which following such acquisition, more than 50% of, respectively, the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be, shall not constitute a Change of Control;

            (ii) individuals who, as of February 1, 2005, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company; or

            (iii) approval   by   the   shareholders  of  the  Company   of   a
                  reorganization, merger or consolidation of the Company and the satisfaction of all conditions precedent to the transaction, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

      (c) If the timing and mechanics of the transaction constituting Change of Control will be such that the holders of Options will not have a reasonable opportunity to exercise their Options prior to the applicable record date with respect to, or the date of consummation of, as applicable, such transaction, the Board or officers of the Company shall make arrangements in the agreement related to such transaction to allow holders of Options to receive the same economic benefit the holders of the Options would have received had the holders exercised their Options prior to the effective date of such Change of Control and held the shares of Common Stock of the Company issuable upon exercise of such Options as of the applicable record date with respect to, or the date of consummation of, as applicable, the transaction constituting such a Change of Control.

12.   EFFECTIVE DATE OF PLAN

      The Plan shall be effective as of May 2, 2005, the date of its adoption by the Board of Directors, provided that the Plan is duly approved by the holders of at least a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the next regular meeting of the shareholders of the Company.